Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Stubbs and Kenneth H. Givens, and each or either one of them, as his true and lawfully attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of common stock of River Financial Corporation to be issued in the merger between River Financial Corporation and Keystone Bancshares, Inc., authorized by resolutions adopted by the Board of Directors on May 12, 2015, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of the, full power and authority to do and perform each and every fact and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

/s/ James M. Stubbs James M. Stubbs	CEO, President and Director (Principal Executive Officer)	*

/s/ Kenneth H. Givens Kenneth H. Givens	Chief Financial Officer (Principal Financial and Accounting Officer)	*

/s/ Larry Puckett Larry Puckett	Director and Chairman of the Board	*

/s/ Lynn M. Carter Lynn M. Carter	Director	*

/s/ Charles Herron Charles Herron	Director	*

/s/ Jerry Kyser, Jr. Jerry Kyser, Jr.	Director	*

/s/ R. Shepherd Morris R. Shepherd Morris	Director	*

/s/ Jim L. Ridling Jim L. Ridling	Director	*

/s/ Dorothy H. Sanford Dorothy H. Sanford	Director	*

/s/ David B. Smith David B. Smith	Director	*

/s/ Bolling P. Starke Bolling P. Starke	Director	*

/s/ Vernon B. Taylor Vernon B. Taylor	Director	*

/s/ David R. Thrasher David R. Thrasher	Director	*

/s/ Adolph Weil III Adolph Weil III	Director	*

* July 31, 2015